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                                                                   Exhibit 99.03

                          UNITED STATES DISTRICT COURT
                    FOR THE MIDDLE DISTRICT OF NORTH CAROLINA
                          Civil Action No.: 1:03CV00540

                                            )
Eric Hunter and Jocelyn                     )
Hunter, Husband and Wife,                   )
                                            )
                  Plaintiffs,               )
                                            )
         v.                                 )          Complaint
                                            )          ---------
Cree, Inc. and F. Neal Hunter,              )      Jury Trial Requested
as Individual and Chairman                  )
of Cree, Inc.,                              )
                                            )
                  Defendants.               )


     Plaintiffs, complaining of Defendants, allege and say:

                                     PARTIES

1. Plaintiffs Eric Hunter and Jocelyn Hunter, husband and wife, are former shareholders and option holders of Cree, Inc. and reside in Hilton Head, South Carolina. Plaintiff Eric Hunter is employed by Cree, Inc. as its Senior Technology Advisor.

2. Defendant Cree, Inc. ("Cree") is a North Carolina Corporation with its office and principal place of business at 4600 Silicon Drive, Durham, Durham County, North Carolina. Cree is a publicly traded corporation listed on the NASDAQ/NMS exchange with approximately 73,300,000 shares outstanding.

3. Defendant F. Neal Hunter is the Chairman of Cree, Inc., and a resident of Durham County, North Carolina.

                             JURISDICTION AND VENUE

4.   This Court has jurisdiction over the Defendants pursuant to 28 U.S.C.
     Section 1331 in that Plaintiffs' rights and claims arise primarily under the laws of the United States.

5. This Court also has jurisdiction pursuant to 28 U.S.C. Section 1332, in that the amount in controversy exceeds the sum or value of $75,000, exclusive of interest and costs, and that the action is between citizens of different states.

6. Venue is proper in the Middle District of North Carolina pursuant to 28 U.S.C. Section 1391.

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7.   Plaintiffs have standing to seek legal remedies from these Defendants pursuant to 15 U.S.C. Section 771 and other federal law.

                               Statement of Facts

8. Cree is the world leader in the development and manufacture of silicon carbide (SiC), which is a base material used in the fabrication of the Company's blue light emitting diodes (LEDs), wafers, and gemstone materials. The company was formed in 1987 by a group of researchers from North Carolina State University, including Plaintiff Eric Hunter, who were pioneers in the development of single crystal silicon carbide.

9. Beginning as early as August, 1995, and continuing until at least May, 2003, Cree and its Chairman, Defendant F. Neal Hunter, have engaged in a series of undisclosed corporate activities and other acts, in violation of the federal securities and employment laws, including but not limited to the following:

     a) Filing or causing to be filed false statements in public documents relating to secondary stock offerings.

     b) Filing or causing to be filed public documents regarding Cree's anticipated earnings and revenue that omitted significant material facts in connection with secondary stock offerings.

     c) Altering corporate books and records to mislead auditors and investors as to material facts in order to provide significantly higher income to certain officers and directors of Cree.

     d) Entering into an undisclosed and long-term requirements contract with Jeff Hunter, Chairman of C3 Corporation, later Charles & Colvard ("C3"), which required C3 to accept shipments of silicon carbide crystals for the manufacture of moissanite gems far in excess of market demand, in order to artificially increase the operating income of Cree by approximately forty percent or more, and artificially increased the per share value of Cree stock.

     e) Misleading investors and the Securities and Exchange Commission ("SEC") by purchasing in excess of $4.0 million worth of equipment from C3 in which Cree already held a beneficial interest, with the understanding that C3's Chairman would restrict use and allocation of the proceeds to payments under the long-term requirements contract, thereby disguising C3's severe cashflow deficit and forced inventory surplus of silicon carbide crystals.

     f) Granting undisclosed stock options to Broker Bert Davis, who assisted Defendants in artificially increasing the value of Cree stock by approximately 600 percent.

10. In addition to the foregoing, Defendant F. Neal Hunter and others associated with Cree have published numerous false and misleading statements regarding Plaintiff Eric Hunter to members of his family, Cree employees, and other third parties associated with Plaintiffs, in order to intimidate, threaten and harass him.

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11.  Beginning in 2001 and as recently as May, 2003, Defendant Hunter and others associated with Cree have also harassed, intimidated, and threatened Plaintiffs in order to discourage and prevent them from reporting the facts set forth in Paragraph 9 to the SEC, or initiating litigation to seek legal remedies.

12. The threats, intimidation, and harassment directed toward Plaintiff Eric Hunter have directly and adversely affected the conditions of his employment at Cree, Inc.

                                     COUNT I
                               (Securities Fraud)

13. Plaintiffs incorporate herein by reference Paragraphs 1 through 12 of this Complaint.

14. Defendants' acts and omissions described in Paragraphs 1 through 12 of this Complaint constitute fraud and other actionable conduct in violation of the Securities Act of 1933 and other federal laws and regulations.

15. Plaintiff Eric Hunter has been severely damaged by Defendants' fraudulent acts and omissions, upon which he reasonably relied in entering into agreements with Cree pursuant to which he assigned to Cree valuable intellectual property, including but not limited to ten patents, and has foregone other business opportunities, in exchange for stock options, employment, and other consideration.

16. Accordingly, pursuant to 15 U.S.C. Section 77, Plaintiffs are entitled to recover all of their direct, incidental and consequential damages, along with attorneys' fees and costs.

                                    COUNT II
                          (Sarbanes-Oxley Act of 2002)

17. Plaintiffs incorporate herein by reference Paragraphs 1 through 16 of this Complaint.

18. Section 806 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1514A, provides that employees who are adversely affected in their employment conditions due to reporting securities fraud and other criminal acts by their employer, have standing to seek civil remedies, including money damages.

19. Accordingly, Plaintiff Eric Hunter is entitled to recover from Defendants all of his direct, incidental and consequential damages resulting from the Defendants' threats, intimidation, and harassment.

20. Plaintiff Eric Hunter is also entitled to a Preliminary and Permanent Injunction, preventing Defendants from threatening, intimidating or harassing him, members of his family, and other third parties associated with Plaintiffs, including other employees of Cree.

                                    COUNT III
                               (Defamation Per Se)

21. Plaintiffs incorporate herein by reference Paragraphs 1 through 20 of this Complaint.

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22.  In addition to the conduct described above, Defendants have communicated, orally and in writing, false statements about Plaintiff Eric Hunter that have impugned his professional abilities and have accused him of criminal actions.

23.  Those statements by Defendants constitute defamation per se.

24. Defendants' defamation per se entitles Plaintiff Eric Hunter to actual and punitive damages as sought in the Prayer for Relief in this Complaint.

                              Demand For Jury Trial

Plaintiffs demand a jury trial on all issues so triable.

WHEREFORE, Plaintiffs respectfully pray the Court that:

     1. Plaintiffs have and recover from Defendants the sum of $3 billion, with interest allowed by law, for securities fraud and other conduct set forth in Count I;

     2. Plaintiff Eric Hunter have and recover from Defendants the sum of $1 million, with interest allowed by law, for violation of his rights under the Sarbanes-Oxley Act of 2002, as set forth in Count II;

     3. Plaintiff Eric Hunter have and recover actual and punitive damages in the sum of $200 million with interest allowed by law, for defamation per se set forth in Count III;

     4. The costs of this action, including reasonable attorneys' fees, be taxed against Defendants;

     5. The Court enter a Preliminary and Permanent Injunction preventing Defendants from harassing, intimidating or threatening Plaintiff Eric Hunter, members of his family, or others associated with him at Cree;

     6. The Court grant such other and further relief as shall be just and proper.

This the 11/th/ day of June, 2003.

                                     UNTI & LUMSDEN LLP

                            By:      /s/ Michael L. Unti
                               ---------------------------------------
                                     Michael L. Unti
                                        N.C. State Bar #16075
                                     Margaret C. Lumsden
                                        N.C. State Bar #15953
                                     Sharon L. Smith
                                        N.C. State Bar #21367
                                     4020 Westchase Blvd., Suite 465
                                     Raleigh, NC 27607
                                     (919) 828-3966 (telephone)
                                     (919) 828-3927 (facsimile)
                                     Attorneys for Plaintiffs